                                                                  EXHIBIT 99.3




                                   AGREEMENT

                                    BETWEEN

                                AGCO CORPORATION

                                      AND

                               IOCHPE-MAXION S.A.





                                 JUNE 27, 1996

                               TABLE OF CONTENTS

                                               ARTICLE I
                                 FORMATION AND CAPITALIZATION OF NEWCO

1.1     Formation of Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2     Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.3     Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.4     Assumption of Liabilities by Newco.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.5     Working Capital Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.6     Post-Closing Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                               ARTICLE II
                        PURCHASE OF SHARES IN NEWCO BY MAXION AND AGCO AND CLOSING

2.1     Issuance of Newco Shares to Maxion and AGCO. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.2     Split of Newco.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.3     Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.4     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.5     Deliveries at Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                              ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF MAXION

3.1     Organization and Good Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.2     Power and Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.3     Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.4     No Violation; Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.6     Corporate Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.7     Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.8     Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.9     Division Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.10    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.11    Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.12    Notes and Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.13    Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.14    Contracts and Commitments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.15    Dealers and Suppliers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.16    Products and Services.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.17    Ordinary Course of the Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.18    Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.19    Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.20    Permits and Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.21    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.22    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.23    Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.24    Compensation Structure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.25    Labor-Related Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.26    Transactions With Management.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.27    Propriety of Past Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.28    Insolvency Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
3.29    Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                               ARTICLE IV
                                 REPRESENTATIONS AND WARRANTIES OF AGCO

4.1     Organization and Good Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.2     Power and Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.3     Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.4     No Violation; Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.5     Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                               ARTICLE V
                                  COVENANTS OF MAXION PENDING CLOSING

5.1     Conduct of the Business Pending Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
5.2     Access to the Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
5.3     Acquisition Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.4     Approvals and Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.5     Further Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                               ARTICLE VI
                                   CONDITIONS TO OBLIGATIONS OF AGCO

6.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
6.2     Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
6.3     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.4     Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.5     Consents and Approvals of Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.6     No Injunctions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.7     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.8     Trademark License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.9     Engine Supply Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.10    Shared Services Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.11    Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
6.12    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.13    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.14    Permits and Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.15    Ordinary Course of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.16    Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.17    Pay-Off Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.18    Evidence Regarding Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.19    Other Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                              ARTICLE VII
                                  CONDITIONS TO OBLIGATIONS OF MAXION

7.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.2     Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.3     Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.4     Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.5     No Injunctions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

7.6     Trademark License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.7     Engine Supply Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.8     Shared Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
7.9     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
7.10    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
7.11    Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                              ARTICLE VIII
                                    OTHER AGREEMENTS OF THE PARTIES

8.1     Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
8.2     Restrictive Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
8.3     Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
8.4     Brokers; Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.5     Best Efforts; Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.6     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.7     Transition Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.8     Easements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
8.9     United States GAAP Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                               ARTICLE IX
                                            INDEMNIFICATION

9.1     Indemnification by Maxion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
9.2     Indemnification by AGCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
9.3     Administration of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
9.4     Limitation on Indemnification Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                               ARTICLE X
                                              TERMINATION

10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
10.2    Cut-Off Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
10.3    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                               ARTICLE XI
                                             MISCELLANEOUS

11.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
11.2    Dispute Resolution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
11.3    Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
11.4    Waiver; Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
11.5    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.6    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.8    Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.9    Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.10   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.11   Reference with Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

11.12   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.13   Definition of Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
11.14   Multiple Copies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                                        SCHEDULES

Schedule 1.2-1             Changes to March 31, 1996 Balance Sheet
Schedule 1.2-2             Permitted Liens
Schedule 1.2(d)            Real Property
Schedule 1.3(b)            Excluded Contracts
Schedule 1.4               Certain Assumed Liabilities
Schedule 1.6               Closing Adjustment Schedule Accounts
Schedule 2.1               Funding Timetable
Schedule 3.4(d)            Required Consents
Schedule 3.7               Financial Statements
Schedule 3.9               Division Assets
Schedule 3.11              Intellectual Property
Schedule 3.14              Contracts
Schedule 3.15              Dealers and Suppliers
Schedule 3.16              Products and Services; Warranty
Schedule 3.17              Exceptions to Ordinary Course of Business
Schedule 3.18              Litigation
Schedule 3.20              Permits and Licenses
Schedule 3.22              Insurance
Schedule 3.23              Environmental
Schedule 3.24              Key Employees
Schedule 3.25              Labor Matters
Schedule 8.1               Excluded Employees
Schedule 8.3(c)            Wastewater Treatment Facilities
Schedule 8.8               Easements


                                                         EXHIBITS

Exhibit A                  Working Capital Adjustments
Exhibit B                  Trademark License Agreement
Exhibit C                  Engine Supply Agreement
Exhibit D                  Shared Services Agreement
Exhibit E                  Opinion of Maxion Counsel
Exhibit F                  Opinion of AGCO Counsel

                                   AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into this 27th day of June, 1996 (the "Effective Date"), by and between IOCHPE-MAXION S.A., a Brazilian company ("Maxion"), and AGCO CORPORATION, a Delaware corporation ("AGCO"). For purposes of this Agreement, the term "AGCO" shall include any person or entity controlled, directly or indirectly, by AGCO.

                              W I T N E S S E T H:

         WHEREAS, Maxion is engaged, through its agricultural equipment and industrial tractor division (the "Division"), in the business of developing, manufacturing, distributing and selling agricultural equipment, industrial tractors, and related products and parts (the "Business"); and

         WHEREAS, pursuant to the terms and conditions set forth herein, Maxion desires to sell to AGCO, and AGCO desires to purchase from Maxion, substantially all of the assets used or employed by Maxion in connection with the operation of the Business and to assume certain specific liabilities related to the Business;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                     FORMATION AND CAPITALIZATION OF NEWCO

         1.1 FORMATION OF NEWCO. Prior to the "Closing" (as hereinafter defined), Maxion shall form a wholly owned (except for a nominal amount of shares which shall be owned by a nominee of Maxion), direct Brazilian subsidiary ("Newco"), with issued capital stock of 10,000 shares. For purposes of this Agreement, the term "Newco" shall include any successor to Newco. Maxion shall not permit Newco to issue any shares of its capital stock except as expressly provided in this Agreement.

         1.2     TRANSFER OF ASSETS.  At the Closing, and subject to Section
2.1 hereof, Maxion shall transfer, assign, convey and deliver to Newco, all of the assets, properties and rights of Maxion (other than the "Excluded Assets" as defined in Section 1.3 hereof) which are used or employed in the operation of the Business (collectively, the "Division Assets"), including, without limitation, all assets, properties and rights reflected on the balance sheet of the Division as of March 31, 1996 (the "March 31, 1996 Balance Sheet") included in the "Financial Statements" (as defined in Section 3.7 hereof), with only such changes since the date thereof: (i) as shall have occurred in the ordinary course of the Business consistent with past practices; or (ii) as listed on Schedule 1.2-1. Maxion shall transfer, assign, convey and deliver the Division Assets to Newco free and clear of all liens, claims, security interests and other encumbrances, except for only the liens more particularly described on Schedule 1.2-2 hereto (collectively, the "Permitted Liens"). For Brazilian tax law purposes, Maxion shall transfer the Division Assets to Newco (and record the Division Assets on the books and records of Newco) at their book values as of the Closing (which values shall reflect the April 25, 1996 reappraised value of fixed assets at approximately R$98,000,000) and shall pay all taxes associated therewith in a timely manner. Without limiting the generality of the foregoing, the Division Assets shall include the following assets, properties and rights used or employed in the operation of the
Business:

                 (a) all machinery, equipment, tooling, office equipment, vehicles, furniture, fixtures and other tangible personal property;

                 (b) all accounts receivable (other than any accounts receivable originating from Cuba or Iraq), notes receivable and prepaid expenses;

                 (c) all inventories, including all finished goods, work-in-process, raw materials, spare parts and supplies;

                 (d) the real property, including all buildings, improvements, structures and fixtures located thereon and all easements and other rights relating thereto, used by the Division located in Canoas and Santa Rosa, Rio Grande do Sul, Brazil, as more particularly described on Schedule 1.2(d);

                 (e) all patents, copyrights, know how, technical documentation, trade secrets, trademarks, service marks, trade names and other intellectual property (together with all applications therefor, collectively, "Intellectual Property"), whether owned or licensed;

                 (f) all contracts, agreements and other instruments, including all dealer contracts and distribution agreements, relating to the Business, except any such contracts, agreements and other instruments which are required to be listed on Schedule 3.14 to make the representations and warranties contained in
                           Section 3.14 hereof true and correct and which are not listed thereon;

                 (g) all licenses, permits and authorizations relating to the Business;

                 (h)       Maxion's ownership interest in Consorcio Massey
                           Ferguson;

                 (i) all books, records and documents relating to Newco or the Division Assets, except to the extent Maxion is required to retain any such books, records or documents pursuant to applicable law (in which case Newco shall be afforded access to and copies of such retained books, records and documents in connection with the operation of the Business); and

                 (j) to the extent transferable, all tax credits relating to the Business.

Maxion shall be solely responsible for all liabilities and costs associated with the transfer and assignment of the Division Assets to Newco.

         1.3     EXCLUDED ASSETS.  Notwithstanding the provisions of Section
1.2 hereof, the term "Division Assets" shall not include any of the following assets, properties and rights (collectively, the "Excluded Assets"):

                 (a)       all cash and cash equivalents;

                 (b) all contracts, agreements and other instruments listed on Schedule 1.3(b);

                 (c) all insurance policies maintained by Maxion (other than insurance proceeds relating to any losses to Division Assets occurring prior to the Closing);

                 (d) all tax credits allocable to the raw materials and component parts contained in any products sold by the Division prior to the Closing; and

                 (e) any assets used or employed primarily in connection with Maxion's engine production division and retrofitting division, provided that such assets are not reflected on the Financial Statements and, subject to Section 8.7 hereof, such assets are not located on any of the real property described in
                           Section 1.2(d) hereof.

         1.4 ASSUMPTION OF LIABILITIES BY NEWCO. Subject to Sections 1.5 and 1.6 hereof, at the Closing Newco shall only assume the liabilities and obligations of Maxion (i) which arise with respect to any period of time after the Closing under the contracts being assigned to Newco pursuant to Section 1.2(f) hereof or (ii) which were incurred in the ordinary course of the Business consistent with past practices and are reflected on Schedule 1.4 hereto (all of such liabilities being assumed by Newco are hereinafter referred to collectively as the "Assumed Liabilities"). Notwithstanding the foregoing, the term "Assumed Liabilities" shall not include (and Newco shall not assume or agree to pay) any of the following "Excluded Liabilities":


                 (a) any indebtedness of Maxion or the Division for borrowed money, including all amounts outstanding under any bank or other lending institution loan agreements;

                 (b)       any liabilities of Maxion or the Division related to
                           (i) any former employee of the Business, (ii) any existing employee of the Business that is not performing services for or on behalf of the Business as of the Closing, except to the extent otherwise required by Brazilian law, or (iii) any existing employee of the Business to the extent that such liability relates to events or acts occurring prior to the Closing, except to the extent otherwise required by Brazilian law;

                 (c) any liabilities of Maxion or the Division relating to or arising from any violation of or noncompliance with any federal, state or local law, statute, rule or regulation applicable to Maxion, the Division or the Business to the extent that such liability exists prior to, or relates to events or acts occurring prior to, the Closing, including any such laws, statutes, rules and regulations related to environmental, employment, and health and safety matters;

                 (d) any liabilities of Maxion or the Division with respect to any taxes (provided the tax credits described in Section 1.3(d) hereof may be applied thereto), levies, license fees or withholdings of any kind related to any date or period of time prior to the Closing;

                 (e) any liability of Maxion or the Division arising under any agreement, contract or other document to the extent such liability relates to events occurring prior to the Closing, except to the extent any such amounts are reflected on the March 31, 1996 Balance Sheet, with only such changes since the date thereof as shall have occurred in the ordinary course of the Business consistent with past practices or as otherwise agreed by AGCO and Maxion;

                 (f) any liability of Maxion or the Division under any tort or similar claim to the extent such liability relates to events occurring prior to the Closing;

                 (g) any liability of Maxion or the Division that has not been incurred in the ordinary course of the Business or does not relate to the Business; and

                 (h) any liability (other than product warranty claims of the Division) relating to any products manufactured or sold by Maxion or the Division prior to the Closing, including, without limitation, any product liability claims.

Notwithstanding anything else herein to the contrary, Maxion shall be responsible for, and shall timely pay and discharge when due, all of the Excluded Liabilities.

         1.5 WORKING CAPITAL ADJUSTMENTS. Maxion and AGCO hereby agree that the value of inventory and accounts receivable of the Business being transferred to Newco pursuant to Section 1.2 hereof may be in excess of the value intended to be contributed to Newco by Maxion. In addition, the value of the accounts payable of the Business being assumed by Newco pursuant to Section
1.4 hereof may be in excess of the value intended in connection with such contribution. Accordingly, Maxion and AGCO hereby agree that such items shall be adjusted after the Closing in accordance with the provisions of Exhibit A attached hereto.

         1.6     POST-CLOSING ADJUSTMENTS.

                 (a) AGCO and Maxion agree that the amount of the "Contributed Consideration" (as defined in Section 2.1(b) hereof) shall be adjusted subsequent to the Closing in the manner set forth in this Section 1.6.

                 (b) Within 90 days following the Closing, Newco shall prepare and submit to Maxion a financial schedule (the "Closing Adjustment Schedule") setting forth the amount as of the Closing of the types of assets and liabilities of the Division described on Schedule 1.6 hereto. The Closing Adjustment Schedule shall be prepared in accordance with Brazilian generally accepted accounting principles applied consistently with past practices. Upon receipt of the Closing Adjustment Schedule, Maxion shall have a period of fifteen (15) days to notify Newco of any objections it has with respect to any of the information set forth on the Closing Adjustment Schedule; and thereafter Newco and Maxion shall attempt in good faith to resolve any such objections. In the event that the parties are unable to resolve any such objections, the dispute shall be submitted to a mutually agreeable independent nationally recognized accounting firm, which shall resolve such dispute. The parties shall equally share the expense of any such accounting firm.

                 (c) Within five (5) days following the later of (i) the expiration of the fifteen (15) day period during which Maxion may object to the Closing Adjustment Schedule, or (ii) the resolution of any objections filed by Maxion with respect to the Closing Adjustment Schedule:

                           (x) Maxion shall pay to Newco the amount of any excess of liabilities over the amount of assets, as reflected on the Closing Adjustment Schedule, or

                           (y) Newco shall pay to Maxion the amount of any excess of assets over the amount of liabilities, as reflected on the Closing Adjustment Schedule.

                 (d) Nothing contained in the Closing Adjustment Schedule is intended to limit or restrict the amount, type or class of assets being transferred by Maxion to Newco pursuant to Section 1.2 hereof.

                                   ARTICLE II
           PURCHASE OF SHARES IN NEWCO BY MAXION AND AGCO AND CLOSING

         2.1     ISSUANCE OF NEWCO SHARES TO MAXION AND AGCO.

                 (a) Subject to the terms and conditions contained herein, Maxion shall contribute to Newco an amount equal to R$147,685,340.14 in exchange for 100,000,000 shares of the capital stock of Newco, being represented by (i) the real estate transferred to Newco pursuant to Section 1.2 hereof and more particularly described on Schedule 1.2(d) hereto and (ii) the receivable held by Maxion against Newco in an amount, subject to Exhibit A hereto, equal to the assets transferred to Newco pursuant to Section 1.2 hereof other than the real estate referenced in subsection (i) above (such receivable being created upon the transfer of such assets to Newco pursuant to Section 1.2 hereof).

                 (b) Subject to the terms and conditions contained herein, and in accordance with Schedule 2.1 hereto, at the Closing AGCO shall cause an indirect, wholly owned Brazilian subsidiary ("AGCO Brazil") to contribute to Newco the "Contributed Consideration" (as hereinafter defined) in exchange for 56,811,581 shares (to be adjusted for currency fluctuations to the time of funding) of the capital stock of Newco, and Newco shall register such shares in the name of AGCO Brazil in the Book of Registry of Nominative Shares of Newco. For purposes of this Agreement, "Contributed Consideration" shall mean an amount in reais equal to U.S. $260,000,000 (to be calculated in accordance with the rate of exchange for which such amount will be converted into reais on the date of such contribution by AGCO Brazil).

         2.2 SPLIT OF NEWCO. At the Closing, Maxion and AGCO Brazil shall effect a split of Newco pursuant to Brazilian Law No. 6.404/76 such that: (a) Maxion receives the Contributed Consideration: (i) of which the total amount (the "Debt Repayment Amount") necessary to repay in full the obligations of Maxion more particularly described on Schedule 1.2-2 hereto shall be paid directly to the appropriate lenders of Maxion (the "Lenders") on behalf of Maxion, all in accordance with Schedule 1.2-2 hereto, and (ii) R$1,509,759.31 of which shall be paid directly to AGCO (or retained by Newco for the account of AGCO) on behalf of Maxion for certain commission and royalty obligations owed by Maxion to AGCO; (b) the shares of Newco owned by Maxion and Maxion's nominee shall be cancelled; (c) AGCO Brazil and one (1) nominee of AGCO remain the sole owners of all the issued and outstanding shares of capital stock of Newco; and (d) Newco retains sole ownership of all of the Division Assets, free and clear of all liens, claims, security interests and other encumbrances (other than the Permitted Liens, which will be released upon the Lenders' compliance with the terms of their respective pay-off letters delivered pursuant to Section 6.18 hereof).

         2.3 TRANSFER TAXES. Any and all transfer, sales, stamp, documentation, income or other taxes, assessments or fees which may arise or result from the transfer of the Division Assets to Newco, the split of Newco or any other transaction contemplated herein shall be the responsibility of, and shall be promptly and timely paid by, Maxion.

         2.4 CLOSING. Provided that all of the conditions contained in Articles VI and VII hereof have been satisfied or waived in accordance therewith, the closing of the transactions provided for in this Agreement (the "Closing") shall occur at the offices of Maxion located at Av. das Nacoes Unidas, 17.891 - 10# andar, 04795-100 - Seo Paulo - SP, Federative Republic of Brazil, at 10:00 a.m. local time on June 28, 1996, or on such other date or at such other place as the parties hereto shall mutually agree.

         2.5 DELIVERIES AT CLOSING. At the Closing, each of Maxion and AGCO shall deliver to the other all of the documents, instruments, certificates and opinions required to be delivered by it pursuant to Article VI and Article VII hereof, respectively.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF MAXION

         Notwithstanding any independent investigation or verification undertaken by AGCO or its representatives (including, without limitation, any environmental audits or reports), Maxion hereby represents and warrants to AGCO as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Maxion is a corporation duly organized, validly existing and in good standing under the laws of Brazil. Maxion is duly qualified to conduct business as a corporation and is in good standing in each jurisdiction in which such qualification is required as a result of the conduct of its businesses or the ownership of its properties. As of the Closing, Newco shall be a corporation duly organized, validly existing and in good standing under the laws of Brazil, and, subject to Section 3.20, Newco shall be duly qualified to conduct business as a corporation and in good standing in each jurisdiction in which such qualification is required as a result of the conduct of the Business and the ownership of the Division Assets.

         3.2 POWER AND AUTHORIZATION. Maxion has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Maxion and Maxion's performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Maxion. No other action is necessary to authorize the execution, delivery and performance of this Agreement by Maxion.

         3.3 BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of Maxion enforceable in accordance with its terms.

         3.4 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by Maxion nor the performance by Maxion of all of its obligations hereunder will:

                 (a) violate or conflict with any provision of the Bylaws of Maxion;

                 (b) violate, breach or otherwise constitute or give rise to a default under any material contract, commitment or other obligation to or by which Maxion or the Division is a party or is bound;

                 (c) violate or conflict with any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Maxion or the Division is subject; or

                 (d) except as set forth on Schedule 3.4(d), require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority.

         3.5 CAPITALIZATION. As of the Closing, only 10,000 shares of the capital stock of Newco shall be issued and outstanding, all of which shall be owned by Maxion (except for a nominal amount of shares which shall be owned by a nominee of Maxion), and all of such shares shall have been duly authorized and validly issued, and shall be fully paid and non-assessable. Except for the shares to be issued to Maxion and AGCO Brazil pursuant to this Agreement, as of the Closing there shall be no outstanding options, warrants, calls, rights, commitments or agreement obligating Maxion or Newco to issue, deliver or sell additional shares of Newco's capital stock. Upon the issuance of such shares to Maxion and AGCO Brazil pursuant to this Agreement, 100,010,000 of the issued and outstanding shares of the capital stock of Newco shall be owned by Maxion (except for a nominal amount of such shares which shall be owned by a nominee of Maxion) and 56,811,581 (to be adjusted for currency fluctuations to the time of funding) of such issued and outstanding shares shall be owned by AGCO Brazil (except for a nominal amount of shares which shall be owned by a nominee of AGCO).

         3.6 CORPORATE RECORDS. The books and records of the Division heretofore furnished to AGCO by Maxion are true, correct and complete in all material respects, and the books and records of Newco to be furnished to AGCO by Maxion prior to or at the Closing shall be true, correct and complete in all material respects.

         3.7 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.7 are true, correct and complete copies of: (a) audited financial statements (including a balance sheet, income statement and statement of cash flow) with respect to the Division for the years ended December 31, 1995, and December 31, 1994; and (b) reviewed financial statements (including a balance sheet, income statement and statement of cash flow) with respect to the Division for the fiscal quarters ended March 31, 1996, and March 31, 1995 (such audited and reviewed financial statements being referred to collectively as the "Financial Statements"). The Financial Statements were prepared in accordance with Brazilian generally accepted accounting principles consistently applied ("GAAP"), can be reconciled with the books and records of the Division, and present fairly the financial position, results of operations and cash flow of the Division as of the dates thereof and the periods covered thereby.

         3.8 LIABILITIES. To the best of Maxion's knowledge, the Division does not have as of the date hereof any debt, liability, or obligation of any kind (whether accrued, absolute, known or unknown, contingent or otherwise), other than (a) the Excluded Liabilities, and (b) those reflected on the March 31, 1996 Balance Sheet with only such changes thereto as have been incurred since the date thereof in the ordinary course of the Business consistent with past practices. Subject to Exhibit A, as of the Closing, Newco shall have no debt, liability or obligation of any kind (whether accrued, absolute, known or unknown, contingent or otherwise) other than the Assumed Liabilities.

         3.9 DIVISION ASSETS. Schedule 3.9 describes all of the Division Assets in a manner sufficient to permit AGCO to identify and locate such Division Assets. The Division Assets constitute and include all of the assets, properties and rights, other than the Excluded Assets, which are used or employed in connection with the operation of, and which are required by AGCO to operate, the Business (including, without limitation, the manufacturing of the Division's products) in a manner consistent with past operations. As of the date hereof Maxion has, and as of the Closing Newco shall have, good, valid and marketable title to all of the Division Assets (other than the "Leased Assets" as hereinafter defined), free and clear of all liens, charges, security interests and other encumbrances, other than the Permitted Liens which will be released in accordance with Section 2.2 hereof. Schedule 3.9 also identifies all of the Division Assets which are leased from any person or entity (collectively, the "Leased Assets"). As of the date hereof Maxion has, and as of the Closing Newco shall have, the right to use all of the Leased Assets in connection with the operation of the Business pursuant to valid and enforceable lease agreements. As of the Closing, Newco shall own no assets other than the Division Assets. All of the Division Assets are in good operating condition and repair (normal wear and tear excepted).

         3.10 REAL PROPERTY. Schedule 1.2(d) sets forth a complete and correct list of all real property used in connection with the operation of the Business and the fair market value of each such parcel of real property.
Maxion has (and Newco shall have as of the Closing) good, valid and marketable title to all of such real property, free and clear of all liens, claims, security interests and other encumbrances, other than the Permitted Liens which will be released at the Closing in accordance with Section 2.1 hereof. None of such real property is subject to any easement, right of way, license, grant, building or use restriction, exception, reservation, limitation or other impediment which adversely interferes with or impairs the present and continued use thereof in the operation of the Business in a manner consistent with past practices.

         3.11 INTELLECTUAL PROPERTY. Schedule 3.11 contains a complete list of all Intellectual Property used by the Division in, or necessary to, the operation of the Business. As of the date hereof, Maxion owns or holds a valid license to use (and as of the Closing Newco shall own or hold a valid license to use) all right, title and interest in and to, and has (and Newco shall have as of the Closing) all rights to protect and use, all such Intellectual Property. Schedule 3.11 identifies any such Intellectual Property which is owned as of the date hereof by any person or entity other than Maxion (or will be owned as of the Closing by any person or entity other than Newco) and any Intellectual Property in or to which Maxion has granted any rights to any other person or entity, and Schedule 3.11 briefly describes the terms of all such arrangements. Maxion has not, in the operation of the Business, violated or infringed any Brazilian patent, copyright, trade secret, trademark, service mark or other intellectual property rights of any other person or entity, and there are no claims pending or threatened against Maxion asserting that its use of any Intellectual Property infringes the rights of any other person or entity. Maxion has not made or asserted any claim of violation or infringement of any Intellectual Property against any other person or entity, and Maxion is not aware of any such violation or infringement.

         3.12 NOTES AND ACCOUNTS RECEIVABLE. All notes receivable, accounts receivable and other receivables of the Business reflected on the March 31, 1996 Balance Sheet, and all such receivables arising since the date thereof, represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the date hereof, and all of the goods delivered and services performed that gave rise to such receivables were delivered or performed in accordance with the applicable orders, contracts, or dealer or customer requirements. None of such receivables are subject to any defenses, counterclaims or rights of offset, and the accounts receivable included in the Division Assets shall be fully collectible in the ordinary course of the Business. All such receivables are evidenced by written agreements, invoices or other instruments, true and correct copies of which will be made available to AGCO for examination prior to the Closing. The Division has not written off any such receivables since March 31, 1996, except in the ordinary course of the Business consistent with past practices.

         3.13 INVENTORIES. The inventory included in the Division Assets consists of items of a quality and quantity usable and salable in the ordinary course of the Business, and the values of obsolete materials, excess materials and materials below standard quality have been written down on the Division's books and records on a consistent basis to realizable market value, or adequate reserves have been provided therefor.

         3.14 CONTRACTS AND COMMITMENTS. Schedule 3.14 contains a list which identifies and briefly describes all written and oral contracts, agreements, leases, guaranties or commitments relating to the Business to which Maxion or the Division is a party or by which Maxion or the Division may be bound (including, without limitation, distributorship agreements, dealer agreements, and open purchase orders): (a) involving the payment by or to the Business of more than $25,000 in any twelve (12) month period; (b) which may not be terminated by the Business on less than ninety (90) days' notice; or (c) which is otherwise material to the operation of the Business. Each such contract, agreement, guaranty or commitment was entered into in the ordinary course of the Business, is in full force and effect, is valid and enforceable in accordance with its terms, constitutes a legal and binding obligation of the respective parties thereto, and is not the subject of any notice of default, termination or partial termination. Maxion and the Division have complied in all material respects with the provisions of each such contract, agreement, guaranty and commitment and have submitted a true and complete copy of each such document to AGCO for its review.

         3.15 DEALERS AND SUPPLIERS. Schedule 3.15 contains a complete and accurate list of all dealers and suppliers of the Business for the years 1994 and 1995, showing sales by dealer, by geography and by year with respect to each product manufactured or sold in connection with the operation of the Business. Maxion has not received any notice from any such dealer or supplier that it intends to terminate, decrease or otherwise adversely alter its relationship with the Division or its successor which would materially and adversely affect the Business (individually or in the aggregate), and Maxion knows of no reason why any such dealer or supplier would not continue to do business with Newco under substantially similar terms as it does business with the Division. As of the Closing, Newco shall be the proper and vested assignee to Maxion's interest in each contract between Maxion and any dealer or supplier of the Business.

         3.16 PRODUCTS AND SERVICES. Schedule 3.16 lists all of the products manufactured or sold, and all of the services performed, as part of the Business during the past two (2) years. Schedule 3.16 also contains a true, correct and complete copy of all warranties given by Maxion with respect to any of such products or services, and the amounts reserved on the March 31, 1996 Balance Sheet (with only such changes since the date thereof as shall have occurred in the ordinary course of the Business consistent with past practices or as otherwise agreed by AGCO and Maxion) for warranty obligations and returned goods are adequate therefor.

         3.17    ORDINARY COURSE OF THE BUSINESS.  Except as set forth on
Schedule 3.17, the Business has been operated in the ordinary course consistent with past practices since December 31, 1995. Without limiting the generality of the foregoing, since December 31, 1995:

                 (a) there has been no material adverse change in the business, assets, liabilities, results of operation or financial condition of the Business;

                 (b) there has been no destruction or loss of or to any of the assets or properties used in connection with the operation of the Business;

                 (c) except for the sale of inventory in the ordinary course of the Business, there has been no sale, transfer or other disposition of any asset of the Business;

                 (d) the books, accounts and records of the Business have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

                 (e) except as otherwise set forth on Schedule 3.18, there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving the Business or affecting the operation of the Business;

                 (f) there has been no amendment, termination or waiver of any right of Maxion or the Division with respect to the Business under any contract or agreement or governmental license, permit or authorization; and

                 (g) all obligations, liabilities and expenses of the Business, including customary discretionary expenses, have been paid, satisfied or discharged on a basis consistent with past payment practices, it being recognized that any delay in payment practices will result in adverse consequences to Newco.

         3.18 LITIGATION. Except as set forth on Schedule 3.18, there is no litigation, action, suit, arbitration, mediation, hearing, other legal or regulatory proceeding or governmental investigation pending or, to Maxion's knowledge, threatened by or against Maxion (or Newco as of the Closing) which may result in any liability to AGCO, Newco or the Division, or which otherwise affects the Division Assets, the Business, or Maxion's ability to perform its obligations under this Agreement. No judgment, award, order or decree has been rendered against Maxion (or Newco as of the Closing) which affects the Division, the Division Assets, the Business or Maxion's ability to perform its obligations under this Agreement and which has not been paid or discharged prior to the date hereof.

         3.19 COMPLIANCE WITH LAWS. Maxion has complied (and Newco shall have complied as of the Closing) with all statutes, laws, rules, regulations, orders, decrees and ordinances applicable to it or the operation of the Business, including, without limitation, all statutes, laws, rules, regulations, orders, decrees and ordinances relating to environmental, trade regulation, labor, benefits and employee matters.

         3.20 PERMITS AND LICENSES. Maxion holds (and Newco shall hold as of the Closing as the successor to the Division, subject only to certain post-closing administrative filings) all required permits, licenses, approvals and authorizations from all governmental or regulatory authorities which are necessary to conduct the Business in a manner consistent with past practices, except to the extent that the failure to hold such permit, license, approval or authorization does not result in a loss of any material amount or have a material adverse effect on the Business. As of the date hereof, all of such permits, licenses, approvals and authorizations are in full force and effect (and no suspension of any of them is pending or threatened). All of such permits, licenses, approvals and authorizations are listed on Schedule 3.20 and shall be assigned to Newco prior to or at the Closing.

         3.21 TAXES. Maxion has filed (and Newco shall have filed as of the Closing) all "Tax" (as hereinafter defined) reports and returns of every kind and nature required to be filed by it with respect to the Division Assets and the operation of the Business and all of such reports and returns are true, correct and complete in all respects. Maxion has paid (and Newco shall have paid as of the Closing) all Taxes required to be paid by it under such reports and returns, and no such amounts are past due or delinquent as of the date hereof.

Without limiting the generality of the foregoing, Maxion has withheld proper and accurate amounts from the employees of the Business for all periods prior to the date hereof and will withhold proper and accurate amounts from the date hereof until Closing, all in compliance with the Tax withholding provisions of applicable federal, state and local tax laws. In addition, Maxion will timely pay all Taxes required to be paid by it after the Closing relating to any date or period of time occurring prior to the Closing. Except as set forth on
Schedule 3.18, Maxion is not a party or subject to any levy, assessment, collection or pending action, proceeding or claim, and no notice of the possible institution of any levy, assessment or collection action, proceeding or claim has been given to or received by Maxion, which in any way may result in any liability to AGCO, Newco or the Division, or which otherwise affects the Business, the Division Assets or the transactions contemplated herein. For purposes of this Agreement, "Taxes" shall mean any taxes, fees, levies, duties, charges or similar assessments (including interest, penalties and additions) imposed by or payable to any governmental or other taxing authority, whether foreign, federal, state, local or otherwise, including, without limitation, income, franchise, withholding, excise, ad valorem, value added, real and personal property, sales, use, employment, net worth, services and other taxes of any kind or nature.

         3.22 INSURANCE. Schedule 3.22 contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Maxion or the Division or any of its officers and directors relating to the Business, all of which are and will be maintained in full force and effect through the date of the Closing, together with a complete list of all claims made within the last three (3) years and all pending claims under any of such policies or bonds. All material terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Such policies and bonds provide adequate coverage to insure the Division Assets and the Business and the activities of its officers and directors against such risks and in such amounts as are prudent and customary. Maxion has heretofore delivered to AGCO a true, correct and complete copy of each such insurance policy and bond (or a summary thereof).

         3.23    ENVIRONMENTAL.

                 (a) For purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i)         "Environment" shall mean natural
                                       resources, surface water, groundwater,
                                       drinking water supply, soils, subsurface strata, and ambient air.

                           (ii) "Environmental Requirements" shall mean all federal, state, municipal and local laws, statutes, orders, regulations, decrees, resolutions, proclamations, permits, licenses, approvals, authorizations, consents, judgments, judicial decisions, and other governmental requirements, limitations and standards relating to the
                                       Environment, health and safety issues,
                                       including, without limitation, the
                                       manufacture, generation, use,
                                       processing, treatment, recycling,
                                       storage, handling, "Release" (as
                                       hereinafter defined), investigation,
                                       removal, remediation, and cleanup of or
                                       other corrective action for "Hazardous
                                       Substances" (as hereinafter defined),
                                       exposure to Hazardous Substances, and
                                       personal injury, natural resource
                                       damage, property damage, and
                                       interference with the use of property
                                       caused by or resulting from Hazardous
                                       Substances.

                           (iii) "Environmental Authorizations" shall mean all permits, licenses, approvals, authorizations, consents, waivers, exemptions, variances, and permissions granted or issued under Environmental Requirements and all filings, plans, reports, notifications, disclosures, and agreements prepared, made, or submitted pursuant to Environmental Requirements.

                           (iv) "Environmental Claims" shall mean all civil, criminal and administrative actions, suits, litigation, demands, accusations, allegations, claims, hearings, notices of violation, liens, investigations and proceedings, and including all judgments, awards, orders, penalties and fines which have not been paid, discharged, or satisfied in full, which arise as a result of or otherwise in connection with (A) a violation or alleged violation of any Environmental Requirement applicable to the Business or the Division Assets as operated, used or maintained prior to or at the time of the Closing, (B) any Release prior to or at the time of the Closing of a Hazardous Substance at, on, under or from any of the Division Assets, any properties adjacent thereto, or any other property or facility at which waste generated through the operation of the Business has come to be located, or
                                       (C) Environmental Conditions associated
                                       with the Division Assets, properties
                                       adjacent thereto, or any other property
                                       or facility at which waste generated
                                       through the operation of the Business
                                       has come to be located.

                           (v)         "Environmental Conditions" shall mean
                                       (A) the state of the Environment
                                       relating to or arising out of the use,
                                       handling, storage, treatment, recycling, generation, transportation, processing, or Release or threatened Release of Hazardous Substances prior to or at the time of the Closing, or (B) the exposure of persons to Hazardous Substances in the workplace or in the Environment.

                           (vi) "Hazardous Substances" shall mean all hazardous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, and volatile substances, materials, compounds, chemicals, and waste, and all other industrial waste, sanitary waste, pollutants and contaminants, and all constituents thereof, including, without limitation, all substances, materials, wastes, chemicals, compounds, contaminants and pollutants regulated or addressed by Environmental
                                       Requirements.

                           (vii) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, or disposing into or migration within the Environment.

                 (b) Except as set forth on Schedule 3.23, to the best knowledge of Maxion:

                           (i) Maxion, the Division and Newco are and have been in full compliance with all Environmental Requirements applicable to the Business and the Division Assets.

                           (ii) Throughout the conduct of the Business and ownership and operation of the Division Assets, Maxion has held and maintained full compliance with Environmental Authorizations required for the Division Assets and the operation of the Business, including, without limitation, the management, storage, treatment, emission, discharge and disposal of waste generated through the operation of the Business, and all such presently required Environmental Authorizations are listed on Schedule
                                       3.20.  Such Environmental Authorizations
                                       are not subject to any pending or
                                       threatened suspension, termination or
                                       modification by any governmental
                                       authority under any Environmental
                                       Requirement.  Such Environmental
                                       Authorizations have been or will be
                                       assigned or reissued on substantially
                                       the same terms to Newco in accordance
                                       with all applicable Environmental
                                       Requirement, including, without
                                       limitation, the terms of the
                                       Environmental Authorizations, and each
                                       assignment or reissuance is final,
                                       complete and not subject to appeal and
                                       has not and will not necessitate or
                                       result in any new, additional or
                                       different terms in the Environmental
                                       Authorizations.  Newco is in full
                                       compliance with all such Environmental
                                       Authorizations.

                           (iii) There is no Environmental Claim pending or threatened against Maxion, Newco or the Division, or which otherwise affects the Division Assets or the Business.

                           (iv) There has been no Release into the Environment of any Hazardous Substance at, on, under, or from any of the Division Assets or otherwise in connection with the Business which, alone or in combination with any other Release of a Hazardous Substance, has damaged natural resources, may pose a substantial threat to human health or the Environment, or for which investigation, removal, remediation, cleanup or other corrective action is or may be required under applicable Environmental Requirements. There is no Environmental

                                       Condition associated with the Division
                                       Assets or the Business for which
                                       investigation, removal, remediation,
                                       cleanup or other corrective action is or may be required under applicable Environmental Requirements.

                           (v) With regard to any property or facility other than the Division Assets at which waste generated through the operation of the Business has been stored, treated, recycled, disposed of, or otherwise come to be located, there is no Environmental Condition at such property or facility which may give rise to any liability of Newco under Environmental Requirements or to any Environmental Claim against Newco.

                           (vi) Maxion and Newco have timely prepared, submitted and made all filings, reports, plans, agreements, disclosures and notifications and have maintained all records and data required under Environmental Requirements in connection with the Business and the Division Assets.

                           (vii)       There are no active, inactive or
                                       abandoned underground storage tanks at
                                       the real property listed on Schedule
                                       1.2(d).  There are no polychlorinated
                                       biphenyls in any equipment or machinery
                                       included within the Division Assets.
                                       There are no asbestos containing
                                       materials in any of the equipment,
                                       buildings, structures or fixtures
                                       included within the Division Assets,
                                       other than asbestos containing materials which are in good condition and exposure to which could not pose a substantial threat to human health.

                           (viii) Industrial wastes (including, without limitation, process-related wastes) have not been disposed of, discharged, emitted or otherwise Released at or from the real property listed on Schedule 1.2(d), including, without limitation, in surface impoundments, lagoons, pits, landfills, sprayfields, wells, or surface water bodies at, on, under or adjacent to such property.

                           (ix)        Maxion has implemented adequate
                                       pollution control technology for the
                                       Business and Division Assets.

                           (x) Neither Maxion, Newco nor the Division has received any notice that any aspect of the Business or the Division Assets is in violation of any Environmental Requirements, including without limitation Environmental Authorizations thereunder, or that Maxion, Newco or the Division is responsible for the investigation, removal, remediation, or cleanup of or other corrective action for any Hazardous Substance Released at, on, under or from the Division Assets or any other property or facility at which waste generated through the operation of the Business has come to be located.

                           (xi) There is no aspect of the Business or the Division Assets that could, with the passage of time or giving of notice or both, give rise to a violation of applicable Environmental Requirements, including, without limitation,
                                       Environmental Authorizations issued
                                       thereunder, or to an Environmental Claim against Newco. There is no
                                       Environmental Condition with respect to
                                       the Division Assets or the Business that could, with the passage of time or giving of notice or both, give rise to any liability or obligation of Newco or any Environmental Claim against Newco.

         3.24 COMPENSATION STRUCTURE. Schedule 3.24 contains a true and complete list of the names, titles, and compensation arrangements of each employee of the Business (including, without limitation, all salary, wages, bonuses, accrued vacation, and other fringe benefits) who is paid in excess of $100,000.00 per year. No such employee has informed or advised Maxion or the Division (nor are Maxion or the Division otherwise aware) that he does not intend to continue his employment with the Business after the date hereof. Each employee of the Business is regularly registered as such in the proper registry books, together with his corresponding salary, all in compliance with applicable laws and regulations. Maxion has obtained all registrations and filings and has taken all necessary actions required under all applicable social security, labor and social contribution laws and regulations with respect to such employees. Neither the Division nor Maxion (on behalf of the Division) is a party to any employment agreement which cannot be cancelled or terminated on less than ninety (90) days' notice, and Maxion has heretofore provided AGCO with copies of all written agreements, correspondence, memoranda and other written materials currently in effect which have been provided to such employees relating to their current compensation. A list of such agreements is set forth on Schedule 3.24.

         3.25 LABOR-RELATED MATTERS. Except as set forth on Schedule 3.25, neither Maxion nor the Division is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization relating to the Business. Neither Maxion nor the Division is in violation of or default under any such collective bargaining or other agreement. Except for those which do not have a material adverse effect on the Business (individually or in the aggregate), and other than as set forth on Schedule 3.25, there are no unfair labor practice charges pending or threatened against the Business and there are no charges, complaints, claims or proceedings pending or, to Maxion's knowledge, threatened against Maxion or the Division with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) as to any of the Business' employees or as to any person seeking employment therefrom, and no such violations exist.

         3.26 TRANSACTIONS WITH MANAGEMENT. Neither Maxion (in connection with the Business), Newco nor the Division is a party to or has any contracts with or commitments to present or former shareholders, directors, officers, employees or agents, including any business directly or indirectly controlled by any such person (other than employment agreements with current officers, directors, and employees of the Business.)

         3.27 PROPRIETY OF PAST PAYMENTS. No funds or assets of the Business have been used for illegal purposes. No unrecorded fund or asset of the Business has been established for any purpose which would violate any law or which would have a material adverse effect on the Business; no accumulation or use of the Business' funds which would violate any law or which would have a material adverse effect on the Business has been made without being accounted for in the books and records of the Business; all material payments by or on behalf of the Business have been duly and properly recorded and accounted for in its books and records in accordance with its policies with respect thereto; no false or artificial entry has been made in the books and records of the Business for any reason; no payment has been made by or on behalf of the Business with the advance knowledge and understanding that any part of such payment would be used for any unlawful purpose; and neither Maxion nor the Division has made, directly or indirectly, any illegal contributions to any political party, official or candidate.

         3.28 INSOLVENCY PROCEEDINGS. No insolvency proceedings of any kind or nature, including, without limitation, bankruptcy, receivership, reorganization, or other arrangement with creditors, whether voluntary or involuntary, with respect to Maxion, the Division, the Division Assets or the Business are pending or, to Maxion's knowledge, threatened.

         3.29 REPRESENTATIONS AND WARRANTIES. No representation or warranty made by Maxion in this Agreement or pursuant hereto contains any untrue statement, and such representations and warranties do not omit any statement necessary in order to make any statement contained herein not misleading. All of the representations and warranties contained herein shall be true and correct as of the Closing, as if made and given again as of the date thereof. All of the representations and warranties made by Maxion in this Agreement shall survive the closing of the transactions contemplated hereby for a period of forty-two (42) months.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF AGCO

         Notwithstanding any independent investigation or verification undertaken by Maxion or its representatives, AGCO hereby represents and warrants to Maxion as follows:

         4.1 ORGANIZATION AND GOOD STANDING. AGCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America.

         4.2 POWER AND AUTHORIZATION. AGCO has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AGCO and AGCO's performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AGCO. No other action is necessary to authorize the execution, delivery and performance of this Agreement by AGCO.

         4.3 BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of AGCO enforceable in accordance with its terms.

         4.4 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by AGCO nor the performance by AGCO of its obligations hereunder will:

                 (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of AGCO;

                 (b) violate, breach or otherwise constitute or give rise to a default under any material contract, commitment or other obligation to or by which AGCO is a party or is bound;

                 (c) violate or conflict with any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which AGCO is subject; or

                 (d) require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any third party, court or governmental or regulatory authority.

         4.5 REPRESENTATIONS AND WARRANTIES. No representation or warranty made by AGCO in this Agreement or pursuant hereto contains any untrue statement, and such representations and warranties do not omit any statement necessary in order to make any statement contained therein not misleading. All of the representations and warranties contained herein shall be true and correct as of the Closing, as if made and given again as of the date thereof. All of the representations and warranties made by AGCO in this Agreement shall survive the closing of the transactions contemplated hereby for a period of forty-two (42) months.


                                   ARTICLE V
                      COVENANTS OF MAXION PENDING CLOSING

         Maxion agrees that from the date hereof until the Closing, without the prior written approval of AGCO in each instance, Maxion shall comply with the following:

         5.1     CONDUCT OF THE BUSINESS PENDING CLOSING.

                 (a) CONDUCT OF THE BUSINESS. Maxion shall carry on the Business in the usual, regular and ordinary course in accordance with past practices and operations, will preserve intact the present organization of the Business, and will use its best efforts to keep available the services of the present officers and employees of the Business and to preserve the Business' goodwill and the Business' relationships with dealers, customers, suppliers and others having business dealings with it.

                 (b) MAINTENANCE OF PROPERTIES. Maxion will maintain the Division Assets in good operating condition (ordinary wear and tear excepted).

                 (c) INSURANCE. Maxion will maintain and keep in full force and effect all of the insurance currently maintained by it with respect to the Business.

                 (d) DISPOSITION OF ASSETS. Maxion will not sell, mortgage, pledge, lease, or otherwise transfer or dispose of any tangible or intangible asset used in the operation of the Business or enter into any agreement with respect to the foregoing, other than sales of inventory in the ordinary course of the Business consistent with past practices and sales of other assets which are not material to the operation of the Business, individually or in the aggregate.

                 (e) COMPENSATION. Maxion will not increase the benefits or other compensation payable or to become payable to any director, officer or employee of the Business (other than general increases in compensation to employees of the Business in the ordinary course of the Business consistent with past practices), increase any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee of the Business, or enter into any agreement with respect to the foregoing.

                 (f) CONTRACTS. Except in the ordinary course of the Business on a basis consistent with past practices, Maxion will not enter into any contract or agreement of the kind described in Section 3.14 hereof.

                 (g) BOOKS AND RECORDS. Maxion will maintain its books and records related to the Business in the usual, regular and ordinary course of the Business on a basis consistent with past practices.

                 (h) PROTECTION OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. Maxion will continue to protect all confidential information and trade secrets of the Business.

                 (i) LIABILITIES. Neither Maxion (on behalf of the Division), Newco nor the Division will incur any indebtedness for borrowed money or any other liabilities other than in the ordinary course of the Business consistent with past practices.

                 (j) OTHER ACTIONS. Maxion will not take any action that would, or could reasonably be expected to, result in any representation or warranty contained in this Agreement concerning Maxion, the Division, the Division Assets or the Business becoming untrue in any respect.

                 (k) NOTIFICATION OF CHANGES. Maxion shall promptly notify AGCO in writing of any change or event having, or which can reasonably be foreseen to have, a material adverse effect on the Division Assets or the Business; provided, however, that nothing contained in this Section 5.1(k) shall relieve Maxion of any liability with respect to any breach of representation or warranty contained in this Agreement.

         5.2     ACCESS TO THE BUSINESS.

                 (a) Maxion shall permit AGCO and its representatives, agents, counsel and accountants, to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, the Business and to cause its officers and employees to furnish to AGCO and its representatives, agents, counsel and accountants, such financial and operating data and other information with respect to the business, properties and assets of the Business as AGCO may request.

                 (b) Maxion shall permit AGCO and its representatives, agents, counsel and accountants to talk to and meet with the dealers, distributors, suppliers, customers and employees of the Business.

                 (c) Maxion shall permit AGCO and its representatives, agents, counsel and accountants to talk to and meet with the independent public accountants of the Business to obtain access to all of such accountants' workpapers prepared in connection with their audits of the Division as of December 31, 1995, and December 31, 1994, and their reviews of the Division as of March 31, 1996, and March 31, 1995.

         5.3 ACQUISITION PROPOSALS. Maxion shall not, directly or indirectly: (a) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with the Division or the Business; or (b) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, any effort or attempt by any other person or entity to do or seek any of the foregoing. Maxion will promptly notify AGCO if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made.

         5.4 APPROVALS AND CONSENTS. Maxion and AGCO shall cooperate to give all notices and obtain as soon as is reasonably practicable all approvals, consents and waivers of federal, state and local government departments or agencies or of any other parties required or deemed necessary or beneficial for consummation of the transactions contemplated by this Agreement.

         5.5 FURTHER ACTION. Upon the terms and subject to the conditions of this Agreement, Maxion and AGCO shall use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and neither Maxion nor AGCO shall take any action inconsistent with its obligations under this Section 5.5.


                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF AGCO

         All of the obligations of AGCO under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived in writing by AGCO in its sole discretion:

         6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Maxion contained in this Agreement or made pursuant hereto shall be true and correct as of the Closing as if made at and as of such time.

         6.2 PERFORMANCE OF AGREEMENTS. Maxion shall have fully performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         6.3 REGULATORY APPROVALS. Maxion and AGCO shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof, all applicable waiting or similar periods required by law shall have expired, and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operation of the Business following the Closing.

         6.4 BOARD APPROVAL. The board of directors of AGCO shall have approved the transactions contemplated by this Agreement.

         6.5 CONSENTS AND APPROVALS OF THIRD PARTIES. All consents, authorizations and approvals to the transactions contemplated by this Agreement that are required pursuant to the terms of any material agreement or arrangement relating to the Business to which Maxion or the Division is a party or by which Maxion or the Division is bound or in order to preserve any right, license or franchise held or owned by Maxion or the Division relating to the Business shall have been duly obtained, and all such consents, authorizations and approvals shall be in form and substance satisfactory to AGCO.

         6.6 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal, state or local court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

         6.7 NO MATERIAL ADVERSE CHANGE. There shall not have occurred between December 31, 1995, and the Closing any material adverse change in the Business or any material loss or damage to any of the Division Assets, including, without limitation, the loss or removal of any key management employees of the Business which would have a material adverse effect on the Business.

         6.8 TRADEMARK LICENSE AGREEMENT. Maxion shall have executed and delivered to AGCO a Trademark License Agreement substantially in the form of Exhibit B attached hereto (the "Trademark License Agreement").

         6.9 ENGINE SUPPLY AGREEMENT. Maxion shall have executed and delivered to AGCO an Engine Supply Agreement substantially in the form of Exhibit C attached hereto (the "Engine Supply Agreement").

         6.10 SHARED SERVICES AGREEMENT. Maxion shall have executed and delivered to AGCO a Shared Services Agreement substantially in the form of Exhibit D attached hereto (the "Shared Services Agreement").

         6.11    CERTIFICATES.  Maxion shall have delivered to AGCO:

                 (a) a certificate, dated as of the Closing, certifying in such detail as AGCO may reasonably request to the fulfillment of the conditions set forth in Sections
                           6.1 and 6.2;

                 (b) a certificate, dated as of the Closing and certified by an officer of Maxion, that the resolutions attached to such certificate approving the transactions contemplated by this Agreement are true and complete in all respects and are in full force and effect as of the Closing;

                 (c) a certificate, dated as of the Closing and certified by an officer of Newco, that: (i) the Bylaws of Newco attached to such certificate are true and complete in all respects, and (ii) the resolutions attached to such certificate approving the transactions contemplated by this Agreement are true and complete in all respects and are in full force and effect as of the Closing; and

                 (d) an incumbency certificate reasonably acceptable to AGCO.

         6.12 OPINION OF COUNSEL. Maxion shall have delivered to AGCO an opinion of Cendido Jose Mendes Prunes or other or additional counsel to Maxion, dated as of the Closing in substantially the form of Exhibit E attached hereto.

         6.13 BOOKS AND RECORDS. Maxion shall have delivered to AGCO all minute books, stock record books, books of account, bank accounts, corporate seals, leases, contracts, agreements, customer lists, files and other documents, instruments and papers of the Division and Newco relating to the Business, except to the extent Maxion is required to retain any such books, records or other documents pursuant to applicable law (in which case Newco shall be afforded access to and copies of such retained books, records and other documents in connection with the operation of the business).

         6.14 PERMITS AND LICENSES. Newco shall have obtained all required permits, licenses, approvals, authorizations and registrations from all governmental or regulatory authorities which are necessary to conduct the Business in accordance with past practices, including, without limitation, the proper registration with the Federative Revenue Secretariat and the Rio Grande do Sul Revenue Department.

         6.15 ORDINARY COURSE OF BUSINESS. Maxion shall have operated the Business in the ordinary course consistent with past practices and consistent with financial information previously furnished to AGCO from December 31, 1995, through the Closing, including, without limitation, continuing to: (a) manufacture all appropriate levels of inventory; (b) satisfy all dealer and customer requests and order all appropriate raw materials; (c) retain the services of its key employees; and (d) properly maintain, insure and protect all of the Division Assets.

         6.16 REAL ESTATE. Maxion shall have transferred and assigned the title to the real property listed on Schedule 1.2(d) to Newco, and Newco shall have all right and authority to operate the Business on such property as the successor to the Division.

         6.17 PAY-OFF LETTERS. AGCO shall have received a pay-off letter from each of the Lenders with respect to its portion of the Debt Repayment Amount.

         6.18 EVIDENCE REGARDING REPRESENTATIONS AND WARRANTIES. AGCO shall have received such evidence as AGCO may reasonably request that the representations and warranties of Maxion contained in this Agreement are true and correct.

         6.19 OTHER DOCUMENTS. At or prior to the Closing, Maxion shall have delivered such other documents, agreements and certificates as may have been reasonably requested by AGCO.


                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF MAXION

         All of the obligations of Maxion under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived in writing by Maxion:

         7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of AGCO contained in this Agreement or made pursuant hereto shall be true and correct as of the Closing as if made at and as of such time.

         7.2 PERFORMANCE OF AGREEMENTS. AGCO shall have fully performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.3 APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

         7.4 BOARD APPROVAL. The board of directors of Maxion shall have approved the transactions contemplated by this Agreement.

         7.5 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal, state or local court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

         7.6 TRADEMARK LICENSE AGREEMENT. AGCO shall have executed and delivered to Maxion the Trademark License Agreement.

         7.7 ENGINE SUPPLY AGREEMENT. AGCO shall have executed and delivered to Maxion the Engine Supply Agreement.

         7.8 SHARED SERVICES AGREEMENT. AGCO shall have executed and delivered to Maxion the Shared Services Agreement.

         7.9     CERTIFICATES.  AGCO shall have executed and delivered to
Maxion:

                 (a) a certificate, dated as of the Closing, certifying in such detail as Maxion may reasonably request to the fulfillment of the conditions set forth in Sections 7.1 and 7.2; and

                 (b) an incumbency certificate reasonably acceptable to Maxion.

         7.10 OPINION OF COUNSEL. AGCO shall have delivered to Maxion an opinion of Michael F. Swick or other or additional counsel to AGCO, dated as of the Closing in substantially the form of Exhibit F attached hereto.

         7.11 OTHER DOCUMENTS. At or prior to the Closing, AGCO shall have delivered such other documents, agreements and certificates as may have been reasonably requested by Maxion.


                                  ARTICLE VIII
                        OTHER AGREEMENTS OF THE PARTIES

         8.1 EMPLOYEES. Maxion shall cause Newco to offer employment to all of the employees of the Business immediately prior to the Closing, and who reside in Brazil, other than the individuals listed on Schedule 8.1 hereto, on substantially the same terms and conditions as such employees are employed by Maxion or the Division prior to the Closing.

         8.2     RESTRICTIVE COVENANTS.

                 (a) For purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "Confidential Information" shall mean all valuable, proprietary and confidential information in any way relating to the Business or belonging to or pertaining to Newco or AGCO (including, without limitation, all such information acquired from Maxion pursuant to this Agreement) that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available to AGCO's competitors.

                           (ii) "Trade Secrets" shall mean all "trade secrets" in any way relating to the Business or belonging to or pertaining to Newco or AGCO (including, without limitation, all such trade secrets acquired from Maxion pursuant to this Agreement) as defined under applicable law.


                           (iii) "Competing Business" shall mean any business that, directly or indirectly, engages in the development, manufacture, distribution or sale of agricultural equipment, industrial tractors or related products or parts.

                           (iv) "Restricted Territory" shall mean Brazil, Argentina, Uruguay and Paraguay.

                 (b) In recognition of AGCO's need to protect its legitimate business interests, and as covenants ancillary to the sale of a business, Maxion hereby covenants and agrees as follows:

                           (i) It shall not, without the prior written consent of AGCO in each instance, use, disclose, transfer, assign, disseminate, reproduce, copy or otherwise communicate, directly or indirectly, in any way for itself or for any other person or entity: (A) any Confidential Information for a period of five (5) years after the Closing; or (B) any Trade Secret at any time during which such information shall constitute a trade secret under applicable law.

                           (ii) It shall not, without the prior written consent of AGCO in each instance, directly or indirectly, engage in (whether as an owner, investor, manager, operator, partner, consultant, creditor, advisor, independent contractor or otherwise), or assist any other person or entity in engaging in a Competing Business in the Restricted Territory for a period of five (5) years after the Closing.

                           (iii)       It shall not, either directly or
                 indirectly by itself or through any subsidiary or affiliate, without the prior written consent of AGCO in each instance, for a period of five (5) years after the Closing: (A) hire any employee of the Business; or (B) solicit or attempt to solicit any employee, supplier, consultant contractor or other personnel of the Business to terminate, alter or lessen such party's affiliation or relationship with AGCO or Newco or to violate the terms of any agreement or understanding between such employee, supplier, consultant, contractor or other personnel and AGCO or Newco.

                 (c) AGCO and Maxion acknowledge and agree that the covenants of Maxion set forth in this Section are reasonable as to time, scope, territory and otherwise given AGCO's need to protect its legitimate business interests and given the substantial consideration which Maxion is receiving hereunder. The parties further acknowledge and agree that monetary damages may not be an adequate remedy for any breach of the provisions of this Section by Maxion and that AGCO may (in its sole discretion) apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relieve in order to enforce or prevent any violation (or threatened violation) of this Section. In the event any covenant or agreement contained in this Section shall be determined by a court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it is the intention of AGCO and Maxion that this Section be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         8.3     ENVIRONMENTAL.

                 (a) Prior to the date hereof, AGCO has performed (i) a preliminary assessment of Environmental Conditions and Hazardous Substances at or associated with the

Division Assets and the Business, and (ii) an audit to assess the compliance of the Division Assets and Business with Environmental Requirements. After the Closing, AGCO shall, in its sole discretion, be entitled to cause additional investigation and assessment of the Environment (including the collection of soil, groundwater and surface water samples), to be conducted in order to fully evaluate any potential Environmental Conditions and Hazardous Substances at or associated with the property listed in Schedule 1.2(d). AGCO shall deliver to Maxion a copy of each such environmental audit obtained by it with respect to the property listed on Schedule 1.2(d).

                 (b) Notwithstanding anything else herein to the contrary, Maxion shall be solely responsible for all costs associated with any work, including, without limitation, investigative, assessment, removal, remediation and other corrective action, which is required by any federal, state or local governmental or regulatory agency, department or other authority under Environmental Requirements to address Hazardous Substances released at, on, under or from any of the Division Assets prior to the date of the Closing.

                 (c) Notwithstanding anything else herein to the contrary, Maxion shall be solely responsible for constructing and installing wastewater treatment facilities on the real property described on Schedule 1.2(d), each as more particularly described on Schedule 8.3(c), which comply with all applicable Environmental Requirements and Environmental Authorizations, including, without limitation, the operating licenses for the Business and Division Assets, and all instructions, specifications and other requirements of federal, state or local governmental or regulatory agencies, departments or other authorities. Maxion shall be solely responsible for all costs associated therewith. Maxion shall construct and install the facilities pursuant to the schedule prescribed by the environmental agency for the State of Rio Grande do Sul, the State Foundation for Environmental Protection (FEPAM), and, notwithstanding such schedule, shall complete the construction and installation of the facility on the Canoas property in accordance herewith on or before July 15, 1996, and shall complete the construction and installation of the facility on the Santa Rosa property in accordance herewith on or before February 15, 1997. Maxion has informed FEPAM of all chemical constituents in the wastewater generated in the operation of the Business.

                 (d) In the event that an Environmental Claim is asserted against Newco or AGCO, including, without limitation, Environmental Claims associated with violations and Environmental Conditions which exist at the time of and continue after the Closing, Maxion shall be solely responsible for all costs associated with work necessary to remedy, abate, or otherwise respond to the underlying violation, Hazardous Substance or Environmental Condition which gives rise to such Environmental Claim

                 (e) Upon completion of the wastewater treatment facility at the Canoas property described on Schedule 1.2(d), Maxion shall promptly move all waste, other than waste containing PCB, from the waste storage area on such property to the new waste storage area at such wastewater treatment facility. In addition, Maxion shall promptly move all waste containing PCB, including, without limitation, all PCB waste oils and PCB-containing equipment, to the portion of the Canoas property retained by it. Maxion, at its own expense, shall be solely responsible for the proper disposal or recycling of all hazardous waste present at the time of Closing at the Canoas property described on Schedule 1.2(d), including, without limitation, PCB waste oils, PCB-containing equipment and wastewater treatment sludges.

         8.4 BROKERS; EXPENSES. Each party hereto hereby represents and warrants to the other parties hereto that it has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with or in any way related to the transactions contemplated by this Agreement, except that Maxion has engaged Banco de Investimentos Garantia S.A. to represent it in connection with the transactions contemplated by this Agreement, and AGCO may be obligated to Dillon, Read & Co. Inc. in connection with the transactions contemplated by this Agreement. Each party hereto shall pay its own fees and expenses (including the fees and expenses of its attorneys, accountants, investment bankers, brokers, financial advisors and other professionals) incurred in connection with this Agreement and all transactions contemplated hereby.

         8.5 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions contained herein, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the appropriate party shall take all such actions without any further consideration therefor.

         8.6 PUBLICITY. From and after the date of this Agreement and until the Closing, each party hereto agrees to obtain the approval of the other party prior to issuing any press release, written public statement or announcement with respect to the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 8.6 shall not prohibit either party hereto from making any such release, statement or announcement if, upon advice of counsel, such party believes that it is required to do so under any applicable law, rule or regulation, and such party shall use reasonable efforts to notify the other party thereof prior to making such release, statement or announcement.

         8.7 TRANSITION PERIOD. With respect to the Canoas real property more particularly described on Schedule 1.2(d), Maxion and AGCO shall cooperate in good faith to move any of the Division Assets currently located on the portion of such property to be retained by Maxion to the portion thereof transferred to Newco, and to move any of the Excluded Assets currently located on the portion thereof transferred to Newco to the portion thereof retained by Maxion, as promptly as reasonably possible after the Closing (but in any event prior to December 31, 1996). Each of Maxion and AGCO shall be responsible for any costs of moving any of its assets to its property.

         8.8 EASEMENTS. At the Closing, Maxion and Newco shall each grant to the other an easement with respect to a portion of the Canoas real property described on Schedule 1.2(d) hereto owned by it, all as more particularly described on Schedule 8.8 hereto.

         8.9 UNITED STATES GAAP FINANCIAL STATEMENTS. Maxion shall cause Price Waterhouse LLP to prepare after the Closing in accordance with United States GAAP: (a) audited financial statements (including a balance sheet, income statement and statement of cash flow) with respect to the Division for the years ended December 31, 1995, December 31, 1994, and December 31, 1993; and (b) reviewed financial statements (including a balance sheet, income statement and statement of cash flow) with respect to the Division for the fiscal quarter ended March 31, 1996. Maxion shall deliver a true, correct and complete copy of such United States GAAP audited and reviewed financial statements to AGCO as soon as they are available, which shall not be later than July 5, 1996.


                                   ARTICLE IX
                                INDEMNIFICATION

         9.1 INDEMNIFICATION BY MAXION. Subject to Section 9.4(a) hereof, Maxion hereby indemnifies and agrees to promptly defend and hold harmless AGCO, Newco and their respective officers, directors, shareholders, employees, agents and affiliates from and against any and all claims, costs, expenses (including, without limitation, attorneys' fees and court costs), judgments, penalties, fines, damages, losses and liabilities of any kind or nature (collectively, "Losses") incurred by any of them resulting from, arising out of, or related to any of the following:

                 (a) any inaccuracy in, or the breach of, any representation or warranty made by Maxion herein or in any Exhibit, Schedule, document or agreement executed by Maxion and delivered to AGCO pursuant hereto, provided that Maxion shall have no liability hereunder with respect to any breach of any representation or warranty contained in Article III hereof unless notice of such claim is delivered to Maxion within the time limitation set forth in
                           Section 3.29 hereof;

                 (b) any breach of any covenant or agreement of Maxion contained herein or in any Exhibit, Schedule, document or agreement executed by Maxion and delivered to AGCO pursuant hereto;

                 (c) notwithstanding anything else contained in Article III hereof to the contrary, the operation of the Business or use of the Division Assets for all periods prior to the Closing, including, without limitation, any product liability or other claims arising from products manufactured, sold or distributed by Maxion prior to the Closing (other than product warranty claims);

                 (d) notwithstanding anything else contained herein to the contrary, any liabilities arising in connection with any Environmental Claims or Environmental Conditions, including, without limitation, liabilities associated with violations or Environmental Conditions which exist at the time of and continue after the Closing;

                 (e) notwithstanding anything else contained in Article III hereof to the contrary, any debts, liabilities, penalties, fines, Taxes, judgments or other obligations of any kind or nature of Maxion, other than the Assumed Liabilities;

                 (f) notwithstanding anything else contained in Article I or III hereof to the contrary, any liabilities of Maxion or the Division related to (i) any former employee of the Business, (ii) any existing employee of the Business that is not performing services for or on behalf of the

                           Business as of the Closing, or (iii) any existing employee of the Business to the extent that such liability relates to events or acts occurring prior to the Closing;

                 (g) notwithstanding anything else contained in Article III hereof to the contrary, any liabilities of Maxion or the Division relating to or arising from any violation of or noncompliance with any federal, state or local law, statute, rule or regulation applicable to Maxion, the Division or the Business to the extent that such liability exists prior to, or relates to events or acts occurring prior to, the Closing, including any such laws, statutes, rules and regulations related to environmental, employment, and health and safety matters; and

                 (h) notwithstanding anything else contained in Article III hereof to the contrary, any other Excluded Liabilities or liabilities of Maxion, Newco or the Division not specifically assumed by Newco hereunder.

         9.2 INDEMNIFICATION BY AGCO. Subject to Section 9.4(b) hereof, AGCO hereby indemnifies and agrees to promptly defend and hold harmless Maxion and its officers, directors, shareholders, employees, agents and affiliates from and against any and all Losses incurred by any of them resulting from, arising out of, or related to any of the following:

                 (a) any inaccuracy in, or breach of, any representation or warranty made by AGCO herein or in any Exhibit, Schedule, document or agreement executed by AGCO and delivered to Maxion pursuant hereto; provided, that AGCO shall have no liability hereunder with respect to any breach of any representation or warranty contained in Article III hereof unless notice of such claim is delivered to AGCO within the time limitation set forth in Section 4.5 hereof;

                 (b) any breach of any covenant or agreement of AGCO contained herein or in any Exhibit, Schedule, document or agreement executed by AGCO and delivered to Maxion pursuant hereto; and

                 (c)       the Assumed Liabilities.

         9.3     ADMINISTRATION OF CLAIMS.

                 (a) Whenever any claim shall arise for indemnification under this Article IX, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the appropriate other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a person who is not a party to this Agreement (a "Third Party Claim"), such notice shall also specify, if known, the amount or a good faith estimate of the amount of the liability arising therefrom.

                 (b) The Indemnified Party shall not settle or compromise or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding except in accordance with this Section.

With respect to any Third Party Claim, the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the Indemnified Party. The Indemnified Party or any other party shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. In the event the Indemnifying Party, after half of the period for the presentation of a defense against any such Third Party Claim, fails to begin to diligently defend it (or at any time thereafter ceases to diligently defend it), the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Indemnifying Party, at the expense and risk of the Indemnifying Party.

                 (c) Notwithstanding anything else contained herein to the contrary, and in addition to its obligations pursuant to Section 9.1 hereof, Maxion agrees that, in the event any Tax assessment or other claim is made against AGCO, Newco or the Business relating to the operation of the Business prior to the Closing, it will agree to be substituted as the defendant in any action arising in connection with such Tax assessment or claim.

         9.4     LIMITATION ON INDEMNIFICATION OBLIGATION.

                 (a) Notwithstanding the provisions of Section 9.1 hereof, and subject to Section 3.29 hereof:

                           (i) Maxion shall not have any liability pursuant to Section 9.1(a) hereof unless the aggregate amount of all claims payable pursuant to Section 9.1(a) hereof is at least $200,000, and then only to the extent such claims exceed $200,000; provided, however, that Maxion shall be responsible hereunder without regard to the limitation contained in this
                 Section 9.4(a)(i) for any claims exceeding $25,000 individually.

                           (ii) Maxion's maximum aggregate liability pursuant to Section 9.1(a) hereof shall not exceed One Hundred Sixty Million Dollars ($160,000,000), provided that the limitation contained in this Section 9.4(a)(ii) shall not apply with respect to any breach of representation or warranty contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.28 hereof; and

                           (iii)       Maxion shall not be responsible
                 hereunder for any indirect or consequential damages.

                 (b) Notwithstanding the provisions of Section 9.2 hereof, and subject to Section 4.5 hereof:

                           (i) AGCO shall not have any liability pursuant to Section 9.2(a) hereof unless the aggregate amount of all claims payable pursuant to Section 9.2(a) hereof is at least $200,000, and then only to the extent such claims exceed $200,000; provided, however, that AGCO shall be responsible hereunder without regard to the limitation contained in this
                 Section 9.4(b)(i) for any claims exceeding $25,000 individually.

                           (ii) AGCO shall not be responsible hereunder for any indirect or consequential damages.

                                   ARTICLE X
                                  TERMINATION

         10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, as follows:

                 (a) MUTUAL CONSENT. By mutual consent in writing of both AGCO and Maxion hereto;

                 (b) MATERIAL INFORMATION. By AGCO, if Maxion fails to disclose any material information about the Business, the Division Assets or Newco or provides AGCO with materially inaccurate or misleading information regarding the same;

                 (c) MAXION'S FAILURE TO CLOSE. By AGCO, if AGCO is prepared to close and all conditions to Maxion's obligations to close pursuant to Article VII have been satisfied and Maxion fails to close in accordance with
Article II;

                 (d) AGCO'S FAILURE TO CLOSE. By Maxion, if Maxion is prepared to close and all conditions to AGCO's obligations to close pursuant to
Article VI have been satisfied and AGCO fails to close in accordance with
Article II; and

                 (e) MATERIAL ADVERSE CHANGE. By AGCO, if a material adverse change occurs in the Business or the Division Assets.

         10.2 CUT-OFF DATE. If the Closing shall not have occurred on or before June 30, 1996, either party hereto may terminate this Agreement by delivering written notice thereof to the other party hereto.

         10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1(a), 10.1(e) or 10.2, all rights and obligations of Maxion and AGCO hereunder shall terminate, and no party hereto shall have any further liability or obligation hereunder to any other party hereto. If this Agreement is terminated pursuant to Section 10.1(b), 10.1(c) or 10.1(d), the non-breaching party shall be entitled to exercise and pursue all rights and remedies available to it hereunder, at law, in equity or otherwise, and shall be entitled to recover from the other party all of its out-of-pocket expenses incurred in connection with or relating to the negotiation, preparation, execution and delivery of this Agreement.


                                   ARTICLE XI
                                 MISCELLANEOUS

         11.1    NOTICES.

                 (a) All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested), or by a recognized national overnight courier service as set forth below:

                 If to AGCO:               AGCO Corporation
                                           4830 River Green Parkway
                                           Duluth, Georgia  30136
                                           U.S.A.
                                           Attention:  Michael F. Swick, Esq.
                                                       Vice President and
                                                       General Counsel

                 If to Maxion              Iochpe-Maxion S.A.
                                           Av. das Nacoes Unidas
                                           17.891 - 10# andar
                                           04795-100 - Seo Paulo - SP
                                           Federative Republic of Brazil
                                           Attention:  Fernando Griebeler,
                                                       Comptroller

                 (b) Notices delivered pursuant to Section 11(a) shall be deemed given: (i) at the time delivered, if personally delivered; (ii) at the time received, if mailed; and (iii) two (2) business day after timely delivery to the courier, if by overnight courier service.

                 (c) Any party hereto may change the address to which notice is to be sent by written notice to the other parties hereto in accordance with this Section 11.1.

         11.2 DISPUTE RESOLUTION. All disputes arising out of or in connection with the interpretation, application or enforcement of this Agreement shall be settled by final and binding arbitration. Such arbitration shall be conducted in Seo Paulo, Federative Republic of Brazil, pursuant to the commercial arbitration rules of the International Chamber of Commerce in effect at the time the arbitration is commenced, before a panel of three (3) arbitrators. The language to be used in the arbitration shall be English. The decision of the arbitrators, which may include interest, shall be final and binding on Maxion and AGCO and may be entered and enforced in any court of competent jurisdiction by either party. The arbitration shall be pursued and brought to conclusion as rapidly as possible. The prevailing party in the arbitration proceeding shall be awarded reasonable attorneys' fees, expert witness costs and expenses, and all other costs and expenses incurred in connection with such proceeding, unless the arbitrators shall for good cause determine otherwise.

         11.3 ENTIRE AGREEMENT. This Agreement, including all Exhibits and Schedules hereto (all of which are incorporated herein by this reference), contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto and specifically supersedes that certain letter of intent, dated April 30, 1996, between AGCO and Maxion.

         11.4 WAIVER; AMENDMENT. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either party hereto unless confirmed in writing. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by both parties hereto.

         11.5 SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

         11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Brazil.

         11.7 ASSIGNMENT. Neither party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect; provided, however, that AGCO may assign this Agreement to a wholly owned subsidiary of AGCO, but such assignment shall not relieve AGCO of responsibility for its obligations hereunder; provided further, that Maxion shall assign its shares of the capital stock of Newco (and all rights related thereto) to Iochpe-Maxion Trading S.A., a wholly owned subsidiary of Maxion, immediately prior to effecting the split of Newco pursuant to Section
2.2 hereof, but such assignment shall not relieve Maxion of responsibility for its obligations hereunder.

         11.8 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.9 CUMULATIVE REMEDIES. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         11.10 HEADINGS. The titles, captions and headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement.

         11.11 REFERENCE WITH AGREEMENT. Numbered or lettered articles, sections, paragraphs, subsections, schedules and exhibits herein contained refer to articles, sections, paragraphs, subsections, schedules and exhibits of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all Exhibits and Schedules and all amendments to any of them unless the context shall clearly indicate or require otherwise.

         11.12 INTERPRETATION. This Agreement shall not be construed more strongly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by both parties hereto.

         11.13 DEFINITION OF KNOWLEDGE. Any reference in this Agreement or in any certificate delivered pursuant hereto to a party's "knowledge" (whether to "the best of" such party's knowledge or other similar expressions relating to the knowledge or awareness of any party) shall include all matters which such party or any of its officers or directors actually knew or should have known after diligent inquiry.

         11.14 MULTIPLE COPIES. This Agreement may be executed by the parties hereto in one or more copies.


         IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Agreement as of the day and year first above written.



                                   "AGCO"

                                   AGCO CORPORATION


                                   By: /s/ Michael F. Swick
                                      -----------------------------------
                                        Michael F. Swick, Vice President
                                        and General Counsel



                                   "Maxion"

                                   IOCHPE-MAXION S.A.


                                   By: /s/ Ivoncy Brochmann Ioschpe
                                      -----------------------------------
                                      Ivoncy Brochmann Ioschpe, President

                                   EXHIBIT A

As soon as possible after the Closing (but in no event later than August 31, 1996), AGCO shall cause Newco to prepare and deliver to Maxion a schedule of the items of inventory ("the Existing Inventory") and accounts receivable (the "Existing Accounts Receivable") actually transferred to, and accounts payable (the Existing Payables") actually assumed by, Newco at the Closing (the "Working Capital Schedule"). The Existing Inventory shall be valued on the Working Capital Schedule at the values determined therefore in accordance with paragraph A.2 below. Maxion shall have ten (10) days after its receipt thereof to notify AGCO of any objections it has to the Working Capital Schedule. AGCO and Maxion shall thereafter in good faith attempt to resolve any disputes regarding the Working Capital Schedule as quickly as possible; provided, however, that if any such dispute has not been resolved within ten (10) days, either party may engage a mutually acceptable independent public accounting firm to review such Working Capital Schedule and resolve such dispute. The cost of such review shall be borne by the party requesting the review. The Working Capital Schedule shall then be used to make the following adjustments:

A.       Inventory

         1. At the Closing, Newco's book value for the Existing Inventory shall be equal to Maxion's book value therefor immediately prior to the Closing, and Newco shall have an obligation to Maxion (the "Excess Inventory Amount") equal to such book value of Existing Inventory less $40,000,000.

         2. The value of the Existing Inventory to be included on the Working Capital Schedule (the "Adjusted Value Existing Inventory") shall be determined by Newco as follows:

                 a. Newco shall identify any defective, excess or obsolete items in the Existing Inventory and shall reduce the book value of the Existing Inventory (and the Existing Inventory Amount) by the book value of such defective, excess and obsolete items (for purposes hereof, "excess" inventory shall include any item which Newco determined in good faith not to be usable in production during the ninety (90) day period following the Closing).

                 b. Newco shall then redetermine the values of all items of remaining Existing Inventory (excluding such defective, excess and obsolete items) at the lower of book value or replacement value (for purposes hereof, "replacement value" shall be determined in good faith by Newco, taking into account an item's condition, usability, salability and age).

                 c. Such redetermined value shall be the Adjusted Value Existing Inventory.

         3. Newco shall have a period of thirty (30) days after the Working Capital Schedule is finalized to select the items of Adjusted Value Existing Inventory which will comprise the $40,000,000, and all of such items shall be valued at the values therefor redetermined by Newco pursuant to paragraph A.2.b. above. In determining the specific items of Adjusted Value Existing Inventory to be included in such $40,000,000, priority shall be given first to finished goods (provided such finished goods are new and are current models) and work-in-progress and then to an adequate level of replacement parts.

         4. Newco may satisfy its obligation to Maxion for the Excess Inventory Amount by paying to Maxion in cash the lowest available market price for any Existing Inventory not included in the $40,000,000 (including any defective, excess or obsolete items) if, as and when Newco uses any of such inventory in the operation of the Business, and the Excess Inventory Amount shall be reduced by an amount equal to the book value of such items (Newco will commit to use any items of excess inventory in accordance herewith if, as and when such items are needed in production prior to any purchase of such items from a third party supplier). In addition, the Excess Inventory Amount shall be reduced by an amount equal to the book value of any such inventory written down or written off by Newco; provided, however, that Newco shall not, without the prior written consent of Maxion (which shall not be unreasonably withheld), write down or write off any such items within three (3) years after the Closing.

         5. In addition, after the Closing, Maxion and AGCO shall in good faith negotiate in an attempt to agree upon a mutually acceptable amount which AGCO may pay to Maxion in full satisfaction of its obligation to Maxion for the Excess Inventory Amount.

         6. At any time after Newco determines the items of Adjusted Value Existing Inventory to be included in the $40,000,000, Maxion may require Newco to reconvey to Maxion all or any portion of the defective, excess or obsolete inventory identified by Newco pursuant to paragraph A.2.a. above, and Newco shall receive in exchange therefor a corresponding reduction in the Excess Inventory Amount equal to the book value of such reconveyed items. Notwithstanding the foregoing, Maxion shall not, directly or indirectly, sell or attempt to sell any of such reconveyed items to any of Newco's dealers or distributors. In addition, Maxion shall offer in writing to Newco the right to purchase any of such reconveyed excess inventory items prior to selling them to any other person or entity on the same terms as such items would be sold to such other person or entity.

         7. In the event the Adjusted Value Existing Inventory is less than $40,000,000, Maxion will promptly pay to Newco in cash an amount equal to such difference.

B.       Accounts Receivable

         1. Newco shall have an obligation to Maxion equal to the amount of the Existing Receivables less $27,000,000 (the "Excess Receivable Amount").

         2. Newco shall have a period of ninety (90) days after the Closing to select which accounts shall comprise the $27,000,000.

         3. Newco may satisfy its obligation to Maxion for the Excess Receivable Amount by:

                 a. paying such amount to Maxion in cash as and when Newco collects such amounts in the ordinary course of the Business within the ninety (90) days after the Closing; and

                 b. returning any such uncollected accounts to Maxion within ninety (90) days after the Closing for full credit at the face amount of such receivables.

                 In addition, Maxion and AGCO shall in good faith negotiate in an attempt to agree upon a mutually acceptable amount which AGCO may pay to Maxion in full satisfaction of its obligation to Maxion for the Excess Receivable Amount.

         4. In the event the Existing Receivables are less than $27,000,000, Maxion will promptly pay to Newco in cash an amount equal to such difference. Furthermore, in the event that proceeds received by Newco from the collection of the Existing Receivables during the period ending ninety (90) days after the Closing do not aggregate $27,000,000, Maxion shall promptly pay to Newco the amount of such deficit.

         5. Within thirty (30) days after the Closing, Maxion shall repurchase from its third party lenders all other receivables generated in the operation of the Business. Maxion shall then transfer and assign all of such receivables to Newco, and the amount of such receivables shall be added to the Excess Receivable Amount.

         6. Newco shall collect all receivables which arose as a result of a customer sale financed by FINAME (i.e. commodity-indexed receivables) on behalf of Maxion and remit such collections directly to Maxion. Maxion shall reimburse Newco for any expenses incurred by Newco in connection therewith. Notwithstanding anything else contained herein to the contrary, Newco shall have no obligation under any commodity pricing arrangements entered into by Maxion with its customers.

         7. In the event Newco returns any of the Existing Receivables to Maxion pursuant to Section 3.b. above, upon the request of and at the sole expense of Maxion, Newco shall continue to process such receivables on the Business' computer system in accordance with past practices.

         8. In the event Newco returns any of the Existing Receivables to Maxion pursuant to Section 3.b. above, Newco shall attempt to collect such receivables only in accordance with the collection procedures used in the normal course of the operation of the Business prior to the date of the Closing.

C.       Accounts Payable

         1. In the event the Existing Payables assumed by Newco exceed $17,000,000, Maxion shall promptly pay to Newco an amount equal to such difference as such excess payables become due.

         2. In the event the Existing Payables assumed by Newco are less than $17,000,000, Newco shall promptly pay to Maxion an amount equal to such difference.

D.       Access to Books and Records


         Maxion shall have access to all books and records of the Business relating to the Existing Inventory and the Existing Receivables until Newco satisfies its obligations to Maxion for the Excess Receivable Amount and the Excess Inventory Amount.